UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SCILEX HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCILEX HOLDING COMPANY

960 San Antonio Road

Palo Alto, CA 94303

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Thursday, December 11, 2025

Dear Stockholders of Scilex Holding Company:

We cordially invite you to attend a Special Meeting of Stockholders (the “Special Meeting”) of Scilex Holding Company, a Delaware corporation (the “Company”, “Scilex”, “we”, “us” or “our”), which will be held virtually on Thursday, December 11, 2025 at 9:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/SCLX2025SM2 for the following purpose, as more fully described in the accompanying proxy statement for the Special Meeting (the “Proxy Statement”):

(1)

To approve the repricing of certain stock options issued under the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the “2022 Plan”), that are held by eligible service providers of the Company (the “Option Repricing Proposal”); and

(2)

To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Option Repricing Proposal (the “Adjournment Proposal”).

In order to provide expanded access to our stockholders, our board of directors (our “Board”) has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/SCLX2025SM2. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Special Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

Our Board has fixed the close of business on November 3, 2025 as the record date for the Special Meeting. Only stockholders of record on November 3, 2025 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the Proxy Statement.

We intend to mail the Proxy Statement and the accompanying proxy card on or about November 10, 2025 to all stockholders of record entitled to vote at the Special Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

We appreciate your continued support of Scilex.

By order of the Board of Directors,

/s/ Henry Ji

Henry Ji, Ph.D.

Chief Executive Officer, President and Chairperson

Palo Alto, CA

November 7, 2025

i

SCILEX HOLDING COMPANY

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) of Scilex Holding Company, a Delaware corporation (the “Company”, “Scilex”, “we”, “us” or “our”), and any adjournments or postponements thereof. The Special Meeting will be held virtually on Thursday, December 11, 2025, at 9:00 a.m. Pacific Time via live audio webcast. This Proxy Statement and the accompanying proxy card are first being mailed on or about November 10, 2025 to all stockholders of record entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•

The approval of the repricing of certain outstanding stock options issued under the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the “2022 Plan”), that are held by eligible service providers of the Company (the “Option Repricing Proposal”); and

•

The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Option Repricing Proposal (the “Adjournment Proposal”).

How does the Board recommend I vote on the proposal?

Our Board recommends a vote:

•	“FOR” the approval of the Option Repricing Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Special Meeting. Our bylaws (our “Bylaws”) provide that business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting and only the Option Repricing Proposal and the Adjournment Proposal are stated in the Notice of Special Meeting of Stockholders accompanying this proxy statement. Our Bylaws also provide that stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

Who is entitled to vote?

Holders of our common stock, par value $0.0001 per share (“Common Stock”), and holders of our Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), as of the close of business on

November 3, 2025, the record date for the Special Meeting (the “Record Date”), may vote at the Special Meeting. The holders of Series A Preferred Stock are entitled to vote, together with the holders of Common Stock and not separately as a class, on an as converted to Common Stock basis, on all matters on which the holders of shares of Common Stock have the right to vote. As of the Record Date, there were 7,585,446 shares of our Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each proposal. The 29,057,097 shares of Series A Preferred Stock outstanding are entitled to a number of votes as determined by dividing the stated value (as determined under our Certificate of Designations of Series A Preferred Stock, filed with the Delaware Secretary of State on November 10, 2022 (the “Certificate of Designations”)) by $10.00 and, as of the Record Date, such preferred stock is entitled to an aggregate of 848,106 votes as a result of adjustments to the deemed conversion price of such preferred stock in accordance with the terms of the Certificate of Designations. The shares of Common Stock and Series A Preferred Stock are the only shares of capital stock of the Company presently outstanding and entitled to vote at the Special Meeting.

Registered Stockholders. If shares of our Common Stock and/or Series A Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials have been provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Special Meeting, or vote by proxy via the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our Common Stock live at the Special Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of the Option Repricing Proposal and the Adjournment Proposal?

•

Proposal No. 1: The approval of the Option Repricing Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 2: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum. Our Bylaws provide that, other than with respect to the election of directors, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall, unless a different or minimum vote is required by our Certificate of Incorporation, our Bylaws, Nasdaq rules, or any law or regulation applicable to us or our securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. As described above, approval of the Option Repricing Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon, and approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy. Under Delaware law (under which Scilex is incorporated), abstentions are counted as shares present and entitled to vote at the Special Meeting, but they are not counted as shares cast. Therefore, abstentions and withheld votes will have no impact on the outcome of the Option Repricing Proposal as long as a quorum exists, and abstentions and withheld votes will have the effect of a vote against the Adjournment Proposal.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable, but will not otherwise affect the outcome of the vote on either proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence by remote communication or by proxy, duly authorized, of the holders of record of a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. On the Record Date, there were 7,585,446 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding and entitled to vote.

Thus, the holders of shares of Common Stock and Series A Preferred Stock representing 4,216,777 votes (i.e., a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting) must be present by remote communication or represented by proxy at the Special Meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

•

by Internet at www.virtualshareholdermeeting.com/SCLX2025SM2, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Wednesday, December 10, 2025 (have your proxy card in hand when you visit the website);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by Internet during the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at www.virtualshareholdermeeting.com/SCLX2025SM2.

If you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other nominee in order to vote your shares by remote communication in the Special Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•	entering a new vote by Internet;

•	completing and returning a later-dated proxy card;

•	notifying our Corporate Secretary, in writing, at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303; or

•	attending and voting electronically at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Why won’t there be an in-person meeting?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/SCLX2025SM2.

What do I need to do to attend the Special Meeting online?

We will be hosting our Special Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Special Meeting, you will need the 16-digit control number, which is located on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Special Meeting are also posted online at www.virtualshareholdermeeting.com/SCLX2025SM2. The webcast will start at 9:00 a.m. Pacific Time on December 11, 2025. Stockholders may vote and ask questions while attending the Special Meeting online.

Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the “Virtual Shareholder Meeting” log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Henry Ji, Ph.D. and Stephen Ma, have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board is soliciting proxies for use at the Special Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from you, your broker will have discretion to vote your shares on our sole “routine” matter: the Adjournment Proposal. Your broker will not have discretion to vote on the Option Repricing Proposal, which is considered a “non-routine” matter, or any other proposals that are considered “non-routine” matters, absent direction from you.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”)

within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Scilex Holding Company

Attention: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholding.com

(650) 516-4310

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than the close of business on January 19, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Scilex Holding Company

Attention: Corporate Secretary

960 San Antonio Road

Palo Alto, CA 94303

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our notice of such annual meeting given by or at the direction of our Board, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) otherwise properly brought before such meeting by a stockholder of record at the time of such stockholder’s timely delivery of written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws, who is entitled to vote at such annual meeting and has complied with the notice procedures set forth in our Bylaws. To be timely for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 4, 2026; and

•	not later than the close of business on March 6, 2026.

In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2025 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than April 5, 2026, and each nomination must comply with the SEC regulations under Rule 14a-19, which require, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2026 annual meeting of stockholders is more than 30 days before or after June 4, 2026, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2026 annual meeting of stockholders.

If a stockholder who has notified us of the stockholder’s intention to present a proposal at an annual meeting of stockholders does not appear to present the stockholder’s proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Stockholders may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance — Stockholder Recommendations and Nominations to the Board of Directors” in our proxy statement for the 2025 annual meeting of stockholders, filed with the SEC on May 16, 2025.

Our Bylaws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1:

APPROVAL OF THE REPRICING OF CERTAIN STOCK OPTIONS ISSUED UNDER THE 2022 PLAN

We are asking our stockholders to approve the repricing of certain stock options issued under the 2022 Plan that are held by eligible service providers of the Company. The following discussion summarizes certain aspects of the option repricing that is the subject of this Option Repricing Proposal (the “Option Repricing”).

Overview

On October 27, 2025, the Board approved the Option Repricing upon the determination by the disinterested directors to approve the Option Repricing. Stockholder approval of the Option Repricing is required under Nasdaq Rules and the terms of the 2022 Plan.

The Company maintains equity incentive plans for the benefit of directors, employees and certain consultants of the Company. The purpose of the equity incentive plans and the equity awards granted thereunder is to provide an incentive for our employees and directors to focus on driving growth in our stock price and long-term stockholder value creation, and help us to attract and retain key talent in a competitive market. Specifically, the granting of stock options helps ensure that the interests of our employees and directors are aligned with those of our stockholders as the options only have value if the value of the Company’s stock increases after the date the option is granted.

The Company has granted stock options under the 2022 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in the Company’s ability to recruit, motivate and retain qualified individuals. While the Company’s compensation packages generally include a number of different components, the Company believes that equity compensation is key to linking pay to performance as it encourages employees to work toward the Company’s success and aligns their interests with those of the Company’s stockholders by providing them with a means by which they can benefit from increasing the value of the Company’s stock.

Over the past three years, we have experienced a significant decline in our stock price and our stock price remains at a significantly low level compared to its previous price levels. As a result, most of the stock options currently outstanding have exercise prices that are above the recent trading prices of our Common Stock and certain stock options granted under the 2022 Plan that are currently outstanding have exercise prices that are significantly above (and in certain cases, more than 22 times) the recent trading prices of our Common Stock. As of October 17, 2025, there were a total of 1,511,113 options outstanding under all of our existing equity incentive plans and 6,015 shares of our Common Stock remained available for future issuance under the 2022 Plan (excluding additional shares that will be issuable under such plan pursuant to the automatic share increase provisions set forth therein). Of these outstanding options, options to purchase an aggregate of 289,405 shares of our Common Stock (or approximately 19% of all outstanding options) granted under the 2022 Plan had exercise prices of $282.80 per share and the remaining term of such options is approximately 7.3 years. Although the Company continues to believe that stock options are an important component of the Company’s compensation program, the Eligible Options (as defined below) may be perceived by their holders as having little or no incentive and retention effect due to the difference between the exercise prices and the current stock price. Based on the closing price of our Common Stock on October 17, 2025 on the Nasdaq Capital Market (“Nasdaq”), which was $12.78 per share, such options had an exercise price that is more than 22 times such closing price.

The Board believes that the Option Repricing is in the best interests of our stockholders and the Company and enables us to:

•	assure that the existing equity awards that are significantly underwater provide meaningful compensatory opportunity to the Eligible Participants (as defined below);

•	motivate and engage the Eligible Participants to continue to build stockholder value;

•	provide an increased level of retention of our Eligible Participants, due to the reduced exercise price in relation to the expense recorded with respect to the Eligible Options; and

•

avoid the need to (i) grant additional, incremental equity awards, which would further increase our overhang, lower our shares available for future grant under our 2022 Plan, further dilute stockholder interests and increase our non-cash operating expense, and (ii) provide increased cash compensation or cash awards as a retention tool, which would have increased our cash compensation expenses and reduced our cash flow from operations, which could adversely affect our business and results of operations.

We also considered potentially conducting an exchange of options of less than one for one as a means of offsetting the increase in value resulting from repricing options. Any exchange proposal would have required compliance with tender offer rules and resulted in added costs, complexities and burdens on our already strained resources.

Summary of Material Terms of the Option Repricing

Eligible Options and Eligible Participants

“Eligible Options” are options to purchase shares of our Common Stock:

•

granted under the 2022 Plan with an exercise price of $282.80 per share, to the extent such exercise price is greater than the fair market value of a share of our Common Stock on the Repricing Date; and

•	held by an Eligible Participant who remains employed by us or remains a member of the Board) through the Repricing Date.

“Eligible Participants” are those employees and non-employee directors that remain employed by Scilex Holding Company or remain in service to Scilex Holding Company through the Repricing Date. For the avoidance of doubt, “Eligible Participants” does not include individuals that are employed directly by any subsidiary of Scilex Holding Company or any consultants or third-party service providers of Scilex Holding Company or any of its subsidiaries. As of October 17, 2025, we estimate that there were approximately 16 Eligible Participants, including two executive officers and one non-employee director.

Repricing Date, New Exercise Price and Effective Date

The Option Repricing will occur on the date on which our stockholders approve the Option Repricing Proposal (the “Repricing Date”), subject to the Eligible Participant’s continued employment or service with us through the Repricing Date.

Each Eligible Option will have an exercise price per share equal to the fair market value of our Common Stock (as determined in accordance with the 2022 Plan) on the Repricing Date (the “New Exercise Price”), which will be the closing price of a share of our Common Stock, as reported on Nasdaq, on the Repricing Date. The New Exercise Price will be effective as of the Repricing Date.

Effect on Other Terms of the Eligible Options

Except for the New Exercise Price, the Eligible Options will continue to have the same terms as such options had prior to the Option Repricing, including, without limitation, the number of shares subject to such options, vesting schedule and expiration date, and the Eligible Options will continue to be governed by the terms and conditions of the 2022 Plan and the option agreement pursuant to which such option was granted. However, as described further below in “Tax Consequences,” the Option Repricing will affect whether Eligible Options that were incentive stock options will continue to qualify as incentive stock options after the Option Repricing, as well as the tax treatment of dispositions of shares acquired upon exercise of incentive stock options that are repriced.

Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of the Option Repricing as well as a general overview of the U.S. federal income tax consequences associated with incentive stock options and non-statutory stock options.

Effect of Option Repricing. The Option Repricing will not result in an Eligible Participant’s recognition of income for U.S. federal income tax purposes and we will not be entitled to a tax deduction as a result of the Option Repricing. However, the repricing of Eligible Options that are incentive stock options for federal income tax purposes may affect whether all of the Eligible Options will continue to qualify as incentive stock options for tax purposes, as well as the tax treatment of shares acquired upon exercise of an incentive stock option.

Incentive Stock Options. A participant will not recognize taxable income on the grant or exercise of an incentive stock option. A participant will recognize taxable income when he or she disposes of the shares of our Common Stock acquired under the incentive stock option. If the disposition occurs more than (i) two years after the grant of the ISO and (ii) more than one year after its exercise (together, the “ISO Holding Period”), the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of our Common Stock. For purposes of the ISO Holding Period, the date of grant of a repriced incentive stock option will be the Repricing Date. A participant’s tax basis in shares of our Common Stock acquired upon exercise generally will be the amount the participant paid for the shares.

If our Common Stock acquired pursuant to the exercise of an incentive stock option is disposed of before the expiration of the ISO Holding Period, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of our Common Stock on the date of exercise over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. A special rule applies to such a disposition where the amount realized is less than the fair market value of our Common Stock on the date of exercise of the incentive stock option. In that case, the ordinary income the participant will recognize will not exceed the excess of the amount realized on the disposition over the exercise price. If the amount realized is less than the exercise price, the participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less).

The aggregate exercise price of all incentive stock options granted to an employee that first become exercisable in any calendar year cannot exceed $100,000, based on the fair market value of our Common Stock on the date of grant. The Option Repricing is treated as the grant of a new option for tax purposes and therefore, this $100,000 limitation must be recalculated for incentive stock options that are repriced, and this could result in all or a portion of an option that previously qualified as an incentive stock option no longer qualifying as an incentive stock option after the Option Repricing. An option, or portion thereof, that no longer qualifies as an incentive stock option will become a non-statutory stock option.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option. However, in the event a participant disposes of our Common Stock acquired pursuant to the exercise of an incentive stock option before the expiration of the ISO Holding Period, we will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Non-statutory Stock Options. A participant will not recognize any taxable income on the grant of a non-statutory stock option. On the exercise of a non-statutory stock option, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in our Common Stock is the amount paid plus any amounts included in income on exercise. The participant’s holding period for the stock begins on acquisition of the shares. Any gain or loss that a participant realizes on a subsequent disposition of our Common Stock acquired on the exercise of a non-statutory stock option generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the participant’s tax basis in his or her shares. A participant will receive different tax treatment if the exercise price is paid by delivery of common stock the participant already owns.

The exercise of a non-statutory stock option will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes. If the participant is an employee or a former employee, that ordinary income will constitute wages subject to withholding and employment taxes.

Accounting Treatment of the Option Repricing

Under Financial Accounting Standards Codification Topic 718, the Company will recognize any incremental compensation cost of the Eligible Options subject to the Option Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the Eligible Options immediately following the Option Repricing over the fair value of the Eligible Options immediately prior to the Option Repricing.

Outstanding Eligible Options

The following table summarizes the outstanding Eligible Options (i.e., those options granted under the 2022 Plan with an exercise price of $282.80 per share) for the Option Repricing held by our current named executive officers (i.e., Dr. Ji and Mr. Ma), all current executive officers as a group, all current non-employee directors as a group and all other employees, respectively.

Name	Number of Eligible Options Outstanding	Current Exercise Price of Eligible Options
Name and Position
Henry Ji, Ph.D., Executive Chairperson of the Board	257,142	$282.80
Stephen Ma, Chief Financial Officer, Senior Vice President and Secretary	9,999	$282.80
Jay Chun, M.D., Ph.D., Director	—	—
Dorman Followwill, Director	4,698	$282.80
Yue Alexander Wu, Ph.D., Director	—	—
All current executive officers, as a group	267,141	$282.80
All current directors who are not executive officers, as a group	4,698	$282.80
All employees, including all current officers who are not executive officers, as a group	17,566	$282.80

Equity Compensation Plan Information

As of December 31, 2024, the 2022 Plan and the Company’s 2022 Employee Stock Purchase Plan (the “ESPP”) were the only compensation plans under which securities of the Company were authorized for future grant. Each of the 2022 Plan and the ESPP were approved by our stockholders. In March 2019, the Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), which was adopted by the board of directors and stockholders of Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), on June 26, 2017, and amended and restated on July 5, 2018, terminated in connection with a corporate reorganization that was effected in March 2019. However, the 2017 Plan continues to govern awards outstanding thereunder. Additionally, the Scilex Holding Company 2019 Stock Option Plan (the “2019 Plan”), which was adopted by the board of directors and stockholders of the predecessor Scilex Holding Company (now named Scilex, Inc.) (“Legacy Scilex”) on May 28, 2019 and June 24, 2019, respectively, and amended on December 21,

2020, terminated at the closing of the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 17, 2022 and as amended by Amendment No. 1 to Agreement and Plan of Merger, dated September 12, 2022 (the “Merger Agreement”), by and among Vickers Vantage Corp. I (“Vickers”), Vantage Merger Sub Inc., a then-wholly-owned subsidiary of Vickers, and Legacy Scilex. However, the 2019 Plan continues to govern awards outstanding thereunder. On January 17, 2023, the Compensation Committee adopted the Company’s 2023 Inducement Plan (the “Inducement Plan”). The Inducement Plan has not been approved by our stockholders.

The following table provides information as of December 31, 2024 with respect to the Company’s existing and predecessor plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	1,027,977	$138.23	(3)	607,501	(4)(5)
Equity compensation plans not approved by stockholders(2)	—	—		40,000

Total	1,027,977	$138.23	(3)	607,501	(4)(5)

(1)	Includes the following plans: the 2022 Plan, the ESPP, the 2017 Plan and the 2019 Plan.
(2)	Represents the Inducement Plan.
(3)	Amount is based on the weighted average exercise price of vested and unvested stock options outstanding under the 2022 Plan, the 2017 Plan and the 2019 Plan.
(4)

As of December 31, 2024, a total of 489,151 shares of our Common Stock were reserved for future issuance pursuant to the 2022 Plan, the 2017 Plan and the 2019 Plan, which number excludes the 208,895 shares that were added to the 2022 Plan as a result of the automatic annual increase on January 1, 2025. The 2022 Plan provides that the number of shares of our Common Stock reserved and available for issuance under the 2022 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (A) 4% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (B) 208,895shares of our Common Stock, and (C) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year. All of the foregoing share numbers are subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Shares subject to awards granted under the 2022 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2022 Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the 2022 Plan. Shares of our Common Stock withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under the 2022 Plan. With respect to a stock appreciation right, only shares of our Common Stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2022 Plan. If any shares of our Common Stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan. The Company no longer makes grants under the 2017 Plan or the 2019 Plan.

(5)

As of December 31, 2024, a total of 118,350 shares of our Common Stock have been reserved for future issuance pursuant to the ESPP, which number excludes the 52,223 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2025. The ESPP provides that the number of shares of our Common Stock reserved and available for issuance under the ESPP will automatically increase on January 1 of each year for a period of up to 10 years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (A) 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding calendar year, (B) 52,223 shares of our Common Stock (subject to the adjustment for recapitalizations, stock splits, stock dividends and similar transactions), and (C) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year, provided however, that our Board may act prior to January 1 of a given calendar year to provide that there will be no increase for such calendar year or the increase for such year will be a lesser number of shares than the amount set forth in clauses (A) to (C) above.

Interests of Certain Persons in the Option Repricing

The following table sets forth certain information as of October 17, 2025 regarding the outstanding Eligible Options (i.e., those options granted under the 2022 Plan with an exercise price of $282.80 per share) for the Option Repricing held by our current named executive officers (i.e., Dr. Ji and Mr. Ma) and members of our Board. As of such date, there were an aggregate of 1,511,113 options outstanding under all of our existing equity incentive plans (including the 2022 Plan). Assuming the New Exercise Price is below $282.80 per share, then, of the foregoing outstanding options, approximately 19% (or 289,405 options) will be Eligible Options and our current non-employee directors (three persons, though only one holds Eligible Options) and executive officers (two persons) as a group hold approximately 94% (or 271,839 options) of such Eligible Options.

Other than as set forth in the table (and subject to the foregoing assumptions), none of our other officers or directors, nor any of their associates, has any interest in the Option Repricing except in their capacity as holders of our Common Stock (which interest as a holder of Common Stock does not differ from that of the other holders of our Common Stock).

Name	Number of Options Outstanding(1)	Current Exercise Price Range of Options Outstanding	Percentage of Total Outstanding Options(2)	Number of Eligible Options Outstanding	Current Exercise Price of Eligible Options	Percentage of Total Eligible Options Outstanding(3)
Name and Position
Henry Ji, Ph.D., Executive Chairperson of the Board	440,733	$17.58-282.80	29.17%	257,142	$282.80	88.85%
Stephen Ma, Chief Financial Officer, Senior Vice President and Secretary	77,594	$17.58-282.80	5.13%	9,999	$282.80	3.46%
Jay Chun, M.D., Ph.D., Director	29,857	$17.50-$49.35	1.98%	—	—	—
Dorman Followwill, Director	30,384	$17.50-$282.80	2.01%	4,698	$282.80	1.62%
Yue Alexander Wu, Ph.D., Director	41,402	$17.50-$60.55	2.74%	—	—	—

(1)	Represents the aggregate number of options outstanding and held by the individual under all of the Company’s existing equity incentive plans (including the 2022 Plan).
(2)

Determined by dividing the number of stock options held by the individual by 1,511,113, which is the total number of outstanding stock options under all of the Company’s existing incentive equity plans (including the 2022 Plan) as of the date of the table.

(3)

Determined by dividing the number of stock options held by the individual that are eligible for the Option Repricing by 289,405, which is the total number of outstanding Eligible Options as of the date of the table.

Vote Required

The approval of the Option Repricing Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Special Meeting by the holders entitled to vote thereon. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION REPRICING PROPOSAL.

PROPOSAL NO. 2:

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Option Repricing Proposal.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited, and each of them individually, to vote in favor of a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Interests of Certain Persons in the Adjournment Proposal

We do not believe that our officers or directors have any interests in Proposal No. 2 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting, present in person, or by remote communication, if applicable, or represented by proxy. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

EXECUTIVE COMPENSATION

Overview

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of the material components of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The following is a discussion and analysis of the material components of the compensation arrangements of Scilex’s named executive officers in 2024. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Board or the Compensation Committee, with input from our Executive Chairperson and Chief Executive Officer, historically determined the compensation for Scilex’s named executive officers. Our named executive officers for the year ended December 31, 2024, were Jaisim Shah, our former Chief Executive Officer and President, Henry Ji, our Chairperson and current Chief Executive Officer and President, and Stephen Ma, our Chief Financial Officer and Senior Vice President.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued to our named executive officers for the fiscal years ended December 31, 2024 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jaisim Shah*	2024	1,250,000	—	—	—	—	—	16,574	(1)	1,266,574
Former Chief Executive Officer, President and Director	2023	917,494	—	—	6,402,460	—	—	54,023	(2)	7,373,977
Henry Ji, Ph.D.	2024	1,250,000	—	—	—	—	—	11,651	(1)	1,261,651
Executive Chairperson	2023	821,465	—	—	33,034,320	—	—	63,965	(3)	33,919,750
Stephen Ma	2024	600,000	—	—	—	—	—	13,821	(1)	613,821
Chief Financial Officer, Senior Vice President, Secretary and Director	2023	470,676	—	—	1,427,260	—	—	2,769		1,900,705	(4)

*	Mr. Shah resigned from his position as our Chief Executive Officer and President, effective as of August 17, 2025 and from his role as a director, effective as of September 22, 2025.
(1)	Represents (a) matching contributions made to the named executive officer under the Company’s 401(k) plan and (b) life insurance premiums paid by the Company for his benefit.
(2)	Represents (a) matching contributions made to Mr. Shah under the Company’s 401(k) plan, (b) accrued unused paid time off and (c) life insurance premiums paid by the Company for his benefit.
(3)

Represents compensation expense allocated by Sorrento Therapeutics, Inc. (“Sorrento”) to (and paid by) the Company for services provided by Dr. Ji (on behalf of Sorrento) to the Company in January 2023.

(4)

Mr. Ma was appointed as our Chief Financial Officer, Senior Vice President and Secretary on September 22, 2023. Represents compensation paid or accrued as our Chief Accounting Officer (from May 2023 until his appointment as our Chief Financial Officer, Senior Vice President and Secretary in September 2023) and as our Chief Financial Officer.

Narrative Disclosure to Summary Compensation Table

Arrangements with Executive Officers

Scilex entered into an offer letter with Mr. Shah. The material terms of the offer letter are described below.

Shah Offer Letter and Compensation

Scilex entered into an offer letter with Mr. Shah (the “Shah Offer Letter”), dated April 19, 2019, pursuant to which Mr. Shah serves as the Chief Executive Officer of Scilex Pharma. Under the Shah Offer Letter, Mr. Shah’s annual base salary was initially set at $407,925, which was increased to $579,280 in 2020 and to $792,000 on November 11, 2022 (but became effective as of March 17, 2022). On September 22, 2023, our Compensation Committee approved an increase in Mr. Shah’s annual base salary to $1,250,000 and a bonus target of 150% of his base salary, effective as of October 16, 2023. Mr. Shah’s employment with Scilex was at-will, and either Scilex or Mr. Shah was entitled to terminate the terms and conditions of the employment relationship at any time, with or without cause and with or without notice.

On June 6, 2019, Scilex issued to Mr. Shah an option to purchase 232,195 shares of Common Stock, with an exercise price equal to $60.55 per share. On December 21, 2020, Scilex issued to Mr. Shah an option to purchase 46,471 shares of Common Stock, with an exercise price equal to $60.55 per share. The shares subject to the foregoing options are now fully vested. The foregoing number of shares and exercise prices for Mr. Shah’s options reflect the application of the Exchange Ratio (as defined below) in the Business Combination. On January 17, 2023, Scilex issued to Mr. Shah an option to purchase 48,571 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Mr. Shah an option to purchase 5,714 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Mr. Shah providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Mr. Shah was a party).

On September 22, 2025, in connection with Mr. Shah’s resignation as a director, Inform LLC, a company affiliated with Mr. Shah, and the Company entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Inform LLC will provide certain consulting services to the Company for a period of five years from the date of the Consulting Agreement in exchange for a monthly fee of $50,000.

Ji Compensation

Scilex has not entered into an offer letter or employment agreement in connection with Dr. Ji’s service as our Executive Chairperson or Chief Executive Officer. On November 11, 2022, our Compensation Committee approved Dr. Ji’s annual base salary of $792,000 and bonus of $554,400, effective as of March 17, 2022. On September 22, 2023, our Compensation Committee approved an increase in Dr. Ji’s annual base salary to $1,250,000 and a bonus target of 150% of his base salary, effective as of October 16, 2023.

On September 20, 2019, Scilex issued to Dr. Ji, in connection with his service as a director, an option to purchase 58,048 shares of Common Stock, with an exercise price equal to $60.55 per share. The shares subject to such option are now fully vested. The foregoing number of shares and exercise price for Dr. Ji’s option reflects the application of the Exchange Ratio in the Business Combination. On January 17, 2023, Scilex issued to Dr. Ji an option to purchase 257,142 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Dr. Ji an option to purchase 5,714 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Dr. Ji providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Dr. Ji is a party).

Ma Compensation

Scilex has not entered into an offer letter or employment agreement in connection with Mr. Ma’s service as our Chief Financial Officer, Senior Vice President and Secretary. On September 22, 2023, our Compensation Committee approved Mr. Ma’s annual base salary of $600,000 and a bonus target of 60% of his base salary, effective as of October 16, 2023. On January 17, 2023, Scilex issued to Mr. Ma an option to purchase 10,000 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Mr. Ma an option to purchase 4,285 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Mr. Ma providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Mr. Ma is a party).

Additional Arrangements with Executive Officers

Based upon the information provided by Compensia, a national compensation consulting firm engaged by our Compensation Committee to review and advise on our compensation practices, our Compensation Committee did not make any change to the base salaries or bonus targets for our named executive officers in 2024.

Potential Payments upon Termination or Change in Control

Severance and Change in Control Agreements

On September 22, 2023, our Compensation Committee approved the material terms of, and authorized us to enter into, severance and change in control arrangements with our Executive Chairperson, Chief Executive Officer, Chief Financial Officer and each other executive of the Company holding a senior vice president position or above (each, a “Participating Executive”), with such arrangements to be set forth in severance and change in control agreements (each a “Severance Agreement”). The named executive officers executed their respective Severance Agreements on November 8, 2023. The Severance Agreements generally provide for, among other things, the following benefits in the event of (i) the executive’s termination without cause or resignation for good reason and (ii) a change in control of the Company.

As Mr. Shah previously resigned from his position as our Chief Executive Officer and President, his Severance Agreement automatically terminated upon such resignation and he is no longer entitled to receive any of the payments provided for thereunder, which are described below.

Termination without a change in control

If any Participating Executive (including each of our named executive officers) is terminated without cause or resigns for good reason, in either case, prior to a change in control, and subject to an irrevocably effective general release of claims in our favor, such executive shall be entitled to receive (i) one year’s base salary, paid on a monthly basis, (ii) 12 months of benefits and (iii) with respect to any Company stock options held by such executive that have vested as of the date of such termination or resignation, such stock options shall be exercisable for a period of 24 months following such date of termination or resignation (or, if earlier, until the expiration of the maximum term of the option).

Payments upon a change in control

Upon a change in control of the Company, Dr. Ji, our Executive Chairperson and current Chief Executive Officer, and Mr. Shah, our former Chief Executive Officer, each shall be entitled to received (i) a lump sum payment equal to three times such executive’s annual base salary, (ii) a lump sum payment equal to three times such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 36 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

Upon a change in control of the Company, Mr. Ma, our Chief Financial Officer, Senior Vice President and Secretary, shall be entitled to receive (i) a lump sum payment equal to two times such executive’s annual base salary, (ii) a lump sum payment equal to two times such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 24 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

For any other Participating Executive, upon a change in control, such executive shall be entitled to receive (i) a lump sum payment equal to such executive’s annual base salary, (ii) a lump sum payment equal to such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 12 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, vision and dental insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, vision and dental insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Pension Benefits and Nonqualified Deferred Compensation

We maintain a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. We made matching contributions to the 401(k) plan totaling $0.6 million and $0.5 million for each of the years ended December 31, 2024 and 2023, respectively.

Dr. Ji and Mr. Ma participate and Mr. Shah participated in our tax-qualified Section 401(k) plan and we provide a 4% matching contribution up to an annual compensation limit ($245,000 in 2024). Mr. Shah is eligible for matching only with respect to the period prior to his date of his resignation.

We do not provide any other pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan during the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024. Following the Business Combination, each outstanding equity award with respect to our Common Stock reflected in the table below was equitably adjusted in accordance with the terms of the Merger Agreement and the 2019 Plan.

	Option Awards(1)(2)
Name	Option Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date
Jaisim Shah	6/6/2019	3/18/2019	(3)	232,195	—	$60.55	6/6/2029
	12/21/2020	12/21/2020	(3)	46,471	—	$60.55	12/21/2030
	1/17/2023	1/17/2023	(5)	23,274	25,297	$282.80	1/17/2033
	10/4/2023	10/4/2023	(5)	714	4,047	$49.35	10/4/2033
Henry Ji, Ph.D.	9/20/2019	3/18/2019	(3)	58,048	—	$60.55	9/20/2029
	1/17/2023	1/17/2023	(5)	123,214	133,928	$282.80	1/17/2033
	10/4/2023	10/4/2023	(5)	1,495	4,047	$49.35	10/4/2033
Stephen Ma	6/13/2019	3/18/2019	(3)	1,924	—	$60.55	6/13/2029
	12/21/2020	12/21/2020	(3)	1,443	—	$60.55	12/21/2030
	1/17/2023	1/17/2023	(5)	4,792	5,208	$282.80	1/17/2033
	10/4/2023	10/4/2023	(5)	1,192	3,035	$49.35	10/4/2033

(1)

Pursuant to the terms of the Merger Agreement, effective as of the closing of the Business Combination on November 10, 2022, outstanding equity awards under the 2017 Plan and 2019 Plan were adjusted as follows: (i) each option to purchase Legacy Scilex common stock that was outstanding as of immediately prior to the effective time of the Business Combination (“Effective Time”) was converted into the right to receive an option relating to our Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time (the “Option”) except that (x) such Option relates to that whole number of shares of our Common Stock (rounded down to the nearest whole share) equal to the number of Legacy Scilex common stock subject to such Option, multiplied by the Exchange Ratio of 0.673498:1 (the “Exchange Ratio”), and (y) the exercise price per share for each such share of our Common Stock equals the exercise price per share of such Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent). The numbers in the table reflect the share numbers outstanding and exercise prices as of December 31, 2024, in each case after giving effect to the Exchange Ratio.

(2)	Options granted in 2019 and 2020 were granted under the 2019 Plan, and options granted in 2023 were granted under the 2022 Plan.
(3)	Options have fully vested.
(4)

Each option vested as to 1/4th of the shares subject to the option on the one-year anniversary of the vesting commencement date and 1/48th of the shares subject to the option vested and shall vest on each monthly anniversary thereafter, subject to full acceleration in the event of an involuntary termination of employment without “cause” or due to a voluntary termination of employment with “good reason” (each, as defined in the applicable option agreement) within 13 months following a Change in Control (as defined in the 2019 Plan).

(5)

Each option vested and shall vest as to 1/48th of the shares subject to the option on each monthly anniversary commencing on the vesting commencement date, subject to full acceleration in the event of a Corporate Transaction (as defined in the 2022 Plan) in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding awards or substitute similar awards for such outstanding awards.

Non-Employee Director Compensation

Pursuant to our Non-Employee Director Compensation Policy for the compensation of our non-employee directors, during 2024, each of our non-employee directors received annual retainers, subject to proration, for service on our Board and its committees as follows:

Annual Cash Compensation	Amount
Board Members	$82,500
Chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercialization and Transaction Committee	$37,500
Other Members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercialization and Transaction Committee	$15,000

Equity Compensation	Number
Initial Stock Options	7,142
Annual Stock Options	2,857

All annual cash compensation amounts for our non-employee directors are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The equity compensation paid to our non-employee directors will vest monthly over a period of 48 months from the date of grant with respect to the initial stock option grants and over a period of 12 months from the date of grant with respect to the annual stock option grants, in each case, subject to continued service through each vesting date. Additionally, we will reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

Employee directors receive no additional compensation for their service as a director.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Current Non-Employee Directors
Jay Chun, M.D., Ph.D.	$73,125	$42,770	—	$115,895
Dorman Followwill	$170,545	$131,400	—	$301,945
Yue Alexander Wu, Ph.D.	$127,500	$42,770	—	$170,270
Former Non-Employee Directors
David Lemus(3)	$120,000	$88,630	—	$208,630
Annu Navani, M.D.(4)	$—	$239,225	—	$239,225

(1)

Dr. Ji, our Executive Chairperson and current Chief Executive Officer, and Mr. Shah, our former Chief Executive Officer and President, are not included in this table, as each of them was our employee and therefore received no compensation for his service as a director. Dr. Ji’s and Mr. Shah’s compensation as named executive officers are included in the section titled “Executive Compensation — Summary Compensation Table” above.

(2)

As of December 31, 2024, each of our current non-employee directors held options to purchase the following number of shares of our Common Stock: Dr. Chun: 2,857; Mr. Followwill: 5,685 and Dr. Wu: 2,857.

(3)	Mr. Lemus resigned from our Board effective November 27, 2024. As of December 31, 2024, Lemus held options to purchase 71 shares of our Common Stock.
(4)	Dr. Navani was appointed to our Board on July 21, 2024 and resigned on September 26, 2025. As of December 31, 2024, Dr. Navani held options to purchase 7,142 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 17, 2025 by:

•	each person or “group” known to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our current named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of October 17, 2025 are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our Common Stock is based on 7,585,446 shares of such common stock outstanding as of October 17, 2025. Voting power is based on 7,585,446 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding as of October 17, 2025, 2025, with the Series A Preferred Stock entitled to an aggregate of 848,106 votes as a result of adjustments to the deemed conversion price of such preferred stock in accordance with the terms of the Certificate of Designations. Shares of Series A Preferred Stock are held solely by SCLX Stock Acquisition JV LLC, our indirect wholly owned subsidiary (“SCLX JV”).

Unless otherwise indicated, we believe, based on information available to us, that all persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock			Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		% of Total Common Stock	Shares of Series A Preferred Stock Beneficially Owned	% of Total Series A Preferred Stock	% of Total Vote
Directors and Named Executive Officers
Jaisim Shah(2)	323,245		4.09%	—	—	3.69%
Henry Ji, Ph.D.(3)	267,736		3.41%	—	—	3.08%
Stephen Ma(4)	15,923		*	—	—	*
Jay Chun, M.D., Ph.D.(5)	10,772		*	—	—	*
Dorman Followwill(6)	10,045		*	—	—	*
Yue Alexander Wu, Ph.D.(7)	19,817		*	—	—	*
All Directors and Executive Officers as a Group (5 individuals)	324,293		4.11%	—	—	3.71%
5% Beneficial Owners
SCLX Stock Acquisition JV LLC	1,472,281	(8)	19.37%	29,057,097	100.00	27.47%
Oramed Pharmaceuticals Inc.	764,277	(9)	9.15%	—	—	8.31%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the following individuals is 960 San Antonio Road, Palo Alto, CA 94303.
(2)

Mr. Shah resigned from his position as our Chief Executive Officer and President, effective as of August 17, 2025 and from his role as a director, effective as of September 22, 2025. Accordingly, information relating to Mr. Shah is as of September 22, 2025. Represents 314,812 shares subject to options exercisable within 60 days of October 17, 2025, 3,980 shares held directly and an aggregate of 4,453 shares held by family trusts for the benefit of Mr. Shah, his spouse and his children.
(3)

Represents 248,284 shares subject to options exercisable within 60 days of October 17, 2025, 9,147 shares held directly, an aggregate of 1,794 shares held through an entity owned by Dr. Ji, 161 shares held by Dr. Ji’s spouse and an aggregate of 8,350 shares held by family trusts for the benefit of Dr. Ji, his spouse and children.

(4)	Represents 15,271 shares subject to options exercisable within 60 days of October 17, 2025 and 652 shares held directly.
(5)	Represents 7,558 shares subject to options exercisable within 60 days of October 17, 2025 and 3,214 shares held directly.
(6)	Represents 9,980 shares subject to options exercisable within 60 days of October 17, 2025 and 65 shares held directly.
(7)	Represents 19,103 shares subject to options exercisable within 60 days of October 17, 2025 and 714 shares held directly.
(8)

Represents (a) 1,458,263 shares of Common Stock held directly and (b) 14,018 shares underlying the Private Warrants (as defined in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”)) held by SCLX JV, all of which are currently exercisable, in each case, transferred to SCLX JV in connection with the Equity Repurchase Transaction (as defined below). Does not include any shares of Series A Preferred Stock. SCLX JV holds 490,617 Private Warrants. In connection with the Reverse Stock Split, the SPAC Warrants (as defined in the 2024 Form 10-K and which include the Private Warrants) were adjusted in accordance with their terms such that the number of SPAC Warrants outstanding was unchanged, but each SPAC Warrant now entitles the holder to purchase 1/35th of a share of Common Stock at an exercise price of $402.50 per whole share (provided that in no event shall the holder of any such warrants be entitled, upon the exercise of such warrants, to receive a fractional interest in a share of Common Stock upon such exercise and the Company shall, upon such exercise, round up to the nearest whole number of shares of Common Stock to be issued to such holder). Accordingly, the Private Warrants held by SCLX JV are currently exercisable for 14,018 shares of Common Stock. The voting and dispositive power of the equity securities of the Company (including the Series A Preferred Stock) held by SCLX JV are subject to the control of an independent manager, Xiao Xu, until such time as the Oramed Note and any Additional Notes (each as defined below) are paid in full. The business address of SCLX Stock Acquisition JV LLC is 960 San Antonio Road, Palo Alto, CA 94303.

(9)

Represents 764,277 shares underlying certain warrants to purchase Common Stock, with an exercise price of $0.01 per share, held by Oramed Pharmaceuticals Inc. (“Oramed”) exercisable within 60 days of October 17, 2025. Such warrants held by Oramed are subject to a 9.99% beneficial ownership limitation and the number of shares of Common Stock set forth in the table above give effect to such limitation. The foregoing ownership information for Oramed is based on information supplied by Oramed in a statement on Schedule 13G/A filed with the SEC on August 14, 2025 that reports its sole voting power and sole dispositive power. The business address of Oramed Pharmaceuticals Inc. is 1185 Avenue of the Americas, Third Floor, New York, NY 10036.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker, notify our Corporate Secretary at (650) 516-4310 or send a written request to: Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303. You may also access these filings at our website under the investor relations link at https://www.scilexholding.com/investors/overview.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

/s/ Henry Ji
Henry Ji, Ph.D.
Chief Executive Officer, President and Director

Palo Alto, CA
November 7, 2025

SCAN TO VIEW MATERIALS & VOTE wSCILEX HOLDING COMPANY960 SAN ANTONIO RD VOTE BY INTERNET PALO ALTO, CA 94303 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 10, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/SCLX2025SM2You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 10, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V80857-S25226 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYSCILEX HOLDING COMPANYThe Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain1. Proposal to approve the repricing of certain stock options issued under the Scilex Holding Company 2022 Equity Incentive Plan, as amended, that are ! ! ! held by eligible service providers of the Company (the “Option Repricing Proposal”); and2. Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the ! ! !Special Meeting to approve the Option Repricing Proposal.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

You are cordially invited to attend our 2025 Special Meeting of Stockholders, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SCLX2025SM2 at 9:00 AM Pacific Time on Thursday, December 11, 2025.Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.V80858-S25226SCILEX HOLDING COMPANY Special Meeting of Stockholders December 11, 2025 9:00 AM Pacific Time This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Henry Ji, Ph.D. and Stephen Ma, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Preferred Stock of SCILEX HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM Pacific Time on December 11, 2025, via live webcast at www.virtualshareholdermeeting.com/SCLX2025SM2 and any adjournments or postponements thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.Please note, there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SCLX2025SM2 and have your 16-digit control number available to login.This proxy is governed by the laws of the State of Delaware.Continued and to be signed on reverse side